Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF OHIO

IN RE GAS NATURAL INC.	Lead Case No. 1:13-cv-02805

Judge Christopher A. Boyko

This Document Relates To:	Magistrate Judge Jonathan D. Greenberg

ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION

TO:	ALL OWNERS OF GAS NATURAL INC. (“GAS NATURAL” OR THE “COMPANY”) COMMON STOCK AS OF JANUARY 13, 2017:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “CONSOLIDATED ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF GAS NATURAL WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF GAS NATURAL COMMON STOCK ON JANUARY 13, 2017, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court, Northern District of Ohio (the “Court”), that a proposed settlement (the “Settlement”) has been reached between the parties to the above-captioned consolidated shareholder derivative action brought on behalf of Gas Natural.

As explained below, the Court will hold a hearing on April 7, 2017 at 9:00 am, before the Honorable Jonthan D. Greenberg, at the U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Courtroom 10B, Cleveland, Ohio 44113, to determine whether to approve the Settlement (the “Settlement Hearing”). You have a right and an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this Notice.

The terms of the Settlement are set forth in a Stipulation of Settlement dated January 13, 2017 (the “Stipulation”). The Settlement provides for new corporate governance measures that include, but are not limited to, initiation and/or formalization of certain management and corporate governance structural elements; the departure of several of the Individual Defendants from the management and/or Board of Directors of the Company (the “Board”); securing the agreement of defendant Richard Osborne (“R. Osborne”), the Company’s former CEO, not to seek to advise, control, or influence the management Board, or policies of the Company, or to seek to become a director any sooner than 2022; greater audit committee involvement; greater director independence standards; formal separation of chairman and CEO; Board process improvements; limits for directors’ service on other companies’ boards; improvements to the company’s insider trading policy; increased shareholder interaction on executive compensation; the retention of an independent corporate governance consultant that will evaluate any potential corporate governance weaknesses at the company and how to address them; enhanced internal audit procedures; additional audit committee policies and procedures; an enhanced legal and ethics compliance program; a compensation recovery (clawback) policy; and director training, education, and assessment. In addition, the Settlement recognizes that the Consolidated Action was a material factor in the implementation of a number of other corporate governance changes at the Company that have provided a substantial benefit. For example, the departure of several of the Individual Defendants from the management and/or Board of the Company, the retention of additional independent directors, and improved policies and processes for related party transactions. If approved by the Court, the Settlement will fully resolve the Consolidated Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Consolidated Action with prejudice. For a more detailed statement of the matters involved in the Consolidated Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court’s office at the U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, Ohio 44113. The Stipulation is also available for viewing on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html and Gas Natural at http://www.investor.egas.net.

This notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Consolidated Action, but is merely to advise you of the pendency of Settlement of the Consolidated Action and your rights as a Gas Natural shareholder.

There Is No Claims Procedure. This case was brought to protect the interests of Gas Natural and its shareholders. The Settlement will result in certain commitments and changes regarding the Company’s corporate governance, and not in any payment to individuals. Accordingly, there will be no claims procedure.

I.	THE CONSOLIDATED ACTION

The Consolidated Action is brought by plaintiffs John Durgerian (“Durgerian”) and Joseph Ferrigno (“Ferrigno”) solely on behalf of and for the benefit of Gas Natural and against certain current and former directors and officers of the Company: Ian Abrams, Wilbur E. Argo, Wade F. Brooksby, Kevin Degenstein, Nicholas U. Fedeli, John R. Male, Gregory Osborne, R. Osborne, John R. Smail, Thomas Smith, James E. Sprague, and Michael T. Victor (the “Individual Defendants”). Plaintiffs Durgerian and Ferrigno brought the Action on behalf of Gas Natural to remedy alleged violations of sections 14(A) of the Securities Exchange Act of 1934, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. The operative complaint filed by plaintiffs Durgerian and Ferrigno on March 24, 2014 (the “Complaint”) centers around allegations that Gas Natural’s officers and directors breached their fiduciary duties to the Company due to their failure to institute appropriate internal controls and due to the alleged self-dealing of defendant R. Osborne. The Complaint alleges that the insufficient internal controls and self-dealing were revealed in part by several investigations made by the Public Utilities Commission of Ohio (“PUCO”). The self-dealing alleged in the Complaint sets forth that defendant R. Osborne, Gas Natural’s former CEO, allegedly caused the company to engage in related party transactions with companies he owned and controlled, while the other Individual Defendants allowed it to happen. The Complaint also alleges breaches of fiduciary duty and disclosure violations in connection with the company’s acquisition of related party John D. Oil and Gas Marketing (“JDOG”). The allegations related to the JDOG transaction include that certain Individual Defendants purportedly made false statements in connection with the Company’s proxy statements filed with the SEC relating to the acquisition of JDOG. Finally, the Complaint includes allegations that certain Individual Defendants engaged in improper insider sales of Gas Natural stock. The Individual Defendants deny all allegations of wrongdoing.

Defendants filed a motion to dismiss the Complaint, which Lead Counsel opposed. The Magistrate Judge issued a Report and Recommendation stating that Defendants’ motion should be denied in its entirety with the sole exception being that the cause of action for unjust enrichment should be dismissed. The recommendation also rejected Defendants’ alternative request for a stay of the proceedings. The District Court adopted the Magistrate Judge’s recommendation in full. Discovery has been ongoing in the Consolidated Action, and the parties have produced tens of thousands of documents. Following settlement discussions and two full-day mediations with an experienced mediatior who is also a retired federal judge, the parties reached an agreement, as set forth herein.

II.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html and Gas Natural at http://www.investor.egas.net. The following is only a summary of its terms.

In consideration for the Settlement, Gas Natural made commitments regarding certain corporate governance measures (“Measures”) that have been or will be adopted that have been designed to address the issues alleged in the Complaint. Gas Natural acknowledges that the Measures provide substantial benefits to the Company, by, among other things, strengthening Gas Natural’s management team, internal controls and Board oversight, and that the institution and prosecution of the Consolidated Action was a substantial contributing cause of the Company’s decision to implement or maintain these Measures in place for five years. Plaintiffs and Gas Natural further acknowledge and agree that the Measures confer substantial benefits upon Gas Natural by, among other things, strengthening Gas Natural’s internal controls and board oversight in the areas addressed in the Complaint.

The Measures provide the following benefits, among others, as detailed fully in the Stipulation:

•	Remove or accept the resignations of several of the Individual Defendants;

•	Secured the agreement of defendant R. Osborne not to seek to advise, control, or influence the management, the Board, or policies of the Company or any of its subsidiaries, or to seek to become a director of the Company, until no sooner than 2022;

•	Improve processes of the Board, including its committees;

•	Provide for greater director independence standards;

•	Add new, independent leadership to the Board;

•	Provide for an Independent Corporate Governance Policy evaluation and assessment;

•	Strengthen the Company’s insider trading policies;

•	Provide a compensation recovery plan for recovering compensation paid to faithless fiduciaries with regard to matters arising after the date of the Stipulation (a “Clawback” arrangement);

•	Enhance and expand upon Gas Natural’s Ethical Compliance and Whistleblower Policies;

•	Provide additional support and resources for Gas Natural’s outsourced Internal Audit function; and

•	Provide directors with enhanced education and training to better equip them to serve Gas Natural.

III.	DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Consolidated Action with prejudice. The Settlement will not become effective until such dismissal has been entered and has become final and non-appealable (the “Effective Date”). Upon the Effective Date, plaintiffs Durgerian and Ferrigno and Current Gas Natural Shareholders, on behalf of Gas Natural, and Gas Natural, shall be deemed to have (and by operation of a final judgment in the Consolidated Action shall have) fully, finally, and forever settled, released, extinguished, waived, discharged, and dismissed with prejudice any and all Released Claims1 against the Released Parties,2 and shall forever be barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any and all Released Claims against any Released Parties.

1 “Released Claims” means and includes any and all claims, rights, causes of action, and potential or actual liabilies, whether based on United States federal, state, or local statutory or common law or any other law, rule, or regulation, including both known claims and Unknown Claims, by, in favor of, or for the benefit of Gas Natural, derivatively on its behalf or by any Person standing or purporting to stand in its shoes, against any of the Released Parties (i) that concern, are based on, arise out of or in any way relate to the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions or failures to act that have been or could have been alleged in the Action, (ii) that would have been barred by res judicata had the Action been fully litigated to a final judgment, or (iii) that concern, are based on, arise out of or in any way relate to the Action or the Settlement; provided, however, that the Released Claims shall not include claims to enforce the Settlement contemplated by this Stipulation, or claims that have been made in an action styled as Masters v. Bender et. al, Case No. cv-16-871400 (Nov. 3, 2016 Cuyahoga Cty., Ohio), a verified derivative and class action complaint filed on November 3, 2016, in the Cuyahoga County Common Pleas Court against members of Gas Natural’s board of directors, certain current and former officers of the company, Gas Natural’s largest shareholder, and the entities purchasing Gas Natural in the Acquisition announced on October 8, 2016 (the “Masters Litigation”).

2 “Released Parties” means collectively, Gas Natural, each of the Individual Defendants and each of the Defendants’ past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any Individual Defendant or Gas Natural has a controlling interest, and the legal representatives, spouses, heirs, successors in interest, or assigns of any Individual Defendant.

Upon the Effective Date, the Individual Defendants and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have (and by operation of a final judgment in the Action shall have) fully, finally, and forever settled, released, extinguished, waived, discharged, and dismissed with prejudice any and all Defendants’ Released Claims3 against plaintiffs Durgerian and Ferrigno and Lead Counsel, and shall forever be barred and enjoined from initiating, instituting, commencing, maintaining or prosecuting any and all Defendants’ Released Claims, against plaintiffs Durgerian and Ferrigno, Lead Counsel, and Gas Natural.

The parties will seek entry of the Judgment by the Court, dismissing the Consolidated Action with prejudice and barring any claims that have been or might have been brought in any court or forum by Gas Natural, or any Current Gas Natural shareholder on Gas Natural’s behalf, relating to or arising out of allegations in the Consolidated Action.

3 “Defendants’ Released Claims” means means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims, that could be asserted in any forum by the Released Parties against plaintiffs Durgerian and Ferrigno, Lead Counsel, or Gas Natural, which arise solely out of the manner in which the Consolidated Action was instituted, litigated, or settled, provided, however, that the Defendants Released Claims shall not include claims to enforce the Settlement contemplated by this Stipulation or the Stipulation itself, or claims that have been made in the Masters litigation.

IV.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs Durgerian and Ferrigno and Lead Counsel believe the Consolidated Action has substantial merit. Nonetheless, plaintiffs Durgerian and Ferrigno and Lead Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Consolidated Action against the Individual Defendants through trial, potential appeals, and/or collection efforts. Litigation risk is particularly acute here given Lead Counsel’s assessment that it would be difficult to collect from certain Individual Defendants, in particular defendant R. Osborne, Gas Natural’s former CEO, who has substantial debt and potential liability stemming from other pending litigation. Additionally, the appellate process would delay any possible relief for potentially years. A settlement of the Consolidated Action now under these terms also puts Gas Natural in a better position to have the Acquisition approved, providing a measurable and significant benefit to shareholders. Plaintiffs Durgerian and Ferrigno and Lead Counsel believe that a Settlement at this time eliminates substantial litigation risks and expense inherent in complex litigation (including the real risk of no recovery on the claims alleged), while ensuring that the Company and its shareholders immediately receive the substantial benefits of the corporate governance measures making up the substance of the Settlement. Lead Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions. Lead Counsel conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and associated litigation risks inherent in derivative actions generally, as well as this Consolidated Action specifically, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Gas Natural and its shareholders.

Lead Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Consolidated Action, including, but not limited to: (1) inspecting, analyzing, and reviewing Gas Natural’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) analyzing and reviewing the numerous reports, findings, recommendations, documents, filings and orders released by regulatory authorities concerning review and investigation of Gas Natural’s activities as reported in the Complaint; (3) researching the applicable law with respect to the claims asserted in the Consolidated Action and the potential defenses thereto; (4) drafting and filing the respective complaints in the Consolidated Action; (5) researching and analyzing Gas Natural’s internal controls and corporate governance best practices; (6) engaging in substantial discovery efforts, including the search, review, and drafting of numerous requests for the production of documents from the Company and the Individual Defendants, and subpoenas for third parties PUCO and Rehmann Investigative Services, which was engaged by PUCO to provide a management audit of Gas Natural; (7) conducting multiple meet and confer sessions with defense counsel and counsel for third parties regarding the availability of documents; (8) the negotiation of search terms for production; (9) filing letter briefing for the Court regarding discovery disputes; (10) hearings before the Court regarding disputes over the relevant time period for production of documents, and the timing of the Company’s document production and production of a privilege log resulting in three extensions of the Company’s deadline to produce documents; (11) strategically searching, reviewing and analyzing tens of thousands of non-public documents produced by Defendants; (12) the 30(b)(6) deposition of Gas Natural corporate designee James Sprague; (13) pursuing litigation regarding the scheduling of remaining discovery and for the setting of a trial date, and a proposed stay of the Consolidated Action; (14) retaining experts for the review of discovery, for consultation regarding the seeking of additional discovery, and for use as expert witnesses in the litigation; (15) preparing and submitting detailed confidential settlement demands with proposed corporate governance reforms; (16) preparing and submitting detailed confidential mediation statements in connection with the mediations; (17) participating in the two separate mediations and continuing negotiations with the mediator and counsel for the Defendants; and (18) engaging in confirmatory discovery consisting of review of the documents already produced by Defendants, and in-person interviews at Gas Natural’s offices with Greg Osborne and Gas Natural’s former General Counsel.

Based upon the above knowledge, experience and evaluation by Lead Counsel, plaintiffs Durgerian and Ferrigno and Lead Counsel have determined that the Settlement is in the best interests of Gas Natural and have agreed to settle the Consolidated Action upon the terms and subject to the conditions set forth herein.

V.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Gas Natural or its shareholders. Without admitting the validity of any allegations made in the Consolidated Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants and Gas Natural are entering into this Settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Gas Natural acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of Gas Natural.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.

VI.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

 After negotiating the substantive terms of the Settlement, and in recognition of the substantial benefits conferred on Gas Natural through the Settlement, the settling parties reached an agreement as to a fair and reasonable sum to be paid for Lead Counsel’s attorneys’ fees and expenses. Subject to Court approval, the Board of Gas Natural authorized Gas Natural to pay or cause its insurers to pay $3,200,000 to Lead Counsel for their attorneys’ fees and unreimbursed expenses (the “Amount”). Further, Lead Counsel will request that the Court approve the sum of $5,000 each to Plaintiffs Durgerian and Ferrigno (the “Payment”) in recognition of Plaintiffs Durgerian’s and Ferrigno’s participation and efforts in the prosecution of the Consolidated Action. The Payment, if approved, will be paid soley from the Amount and from no other source. Lead Counsel shall request approval by the Court of the Amount and Payment at the Settlement Hearing. To date, Lead Counsel have neither received any payment for their services in conducting the Consolidated Action, nor have Lead Counsel been reimbursed for their out-of-pocket litigation expenses incurred.

VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

The Settlement Hearing will be held before the Honorable Jonathan D. Greenberg of the Court on April 7, 2017 at 9:00 am at the U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Department 10B, Cleveland, Ohio 44113. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Amount and Payment requests. You have the right and opportunity, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement, including the Amount and Payment requests, or otherwise to present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs, or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless not later than fourteen calendar days prior to the Settlement Hearing, you file with the Court:

(1)	a written notice of objection to the Settlement setting forth:

(a)	the nature of the objection, along with your name, address, and telephone number;

(b)	proof of ownership that you held shares of Gas Natural common stock as of January 13, 2017, and that you continue to hold shares of Gas Natural common stock through the date of the Settlement Hearing, including the number of shares of Gas Natural common stock and the date of purchase; and

(c)	a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider;

(2)	if you intend to appear and request to be heard at the Settlement Hearing, you must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:

(a)	a written notice of such your intention to appear;

(b)	a statement that indicates the basis for such appearance; and

(c)	the identities of any witnesses you intend to call at the Settlement Hearing and a statement of the subjects of their testimony.

In addition, on or before the date of such filing, you must also serve the same documents via hand delivery, first class mail or overnight delivery upon Lead Counsel and Defendants’ Counsel. The addresses for filing objections with the Court and service on counsel are as follows:

The Court:	Lead Counsel for Plaintiffs:

Clerk of the Court	ROBBINS ARROYO LLP
U.S. District Court	Attn: George C. Aguilar, Esq.
Northern District of Ohio	600 B Street, Suite 1900
Carl B. Stokes U.S. Court House	San Diego, CA 92101
801 West Superior Avenue
Cleveland, Ohio 44113

Counsel for Defendants Ian Abrams, Wilbur, Argo, Wade Brooksby, Steven Calabrese, Nicholas Fedeli, Mark Grossi, John Male, James Smail, James Sprague, and Michael Victor, and Nominal Defendant Gas Natural, Inc.:

KOHRMAN JACKSON & KRANTZ PLL	HOGAN LOVELLS US LLP
Attn: Brett S. Krantz, Esq.	Attn: Mark D. Gately, Esq.
1375 East Ninth Street	100 International Drive, Suite 2000
Cleveland, Ohio 44114	Baltimore, Maryland 21202

Counsel for Defendants Kevin Degenstein, Gregory Osborne, and Thomas Smith:

BENESCH, FRIEDLANDER,	KING & SPALDING LLP
COPLAN & ARONOFF, LLP	Attn: M. Robert Thornton, Esq.
Attn: H. Alan Rothenbuecher, Esq.	1180 Peachtree Street, NE
Fifth Third Bank Center	Atlanta, Georgia 30309
200 Public Square, Suite 2300
Cleveland, Ohio 44114

Attorneys for Defendant Richard M. Osborne:

GREENBERG TRAURIG, LLP	WULIGER & WULIGER
Attn: Miriam G. Bahcall, Esq.	Attn: William T. Wuliger, Esq.
77 West Wacker Drive, Suite 3100	2003 St. Clair Avenue
Chicago, Illinois 60601	Cleveland, Ohio 44114

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement, to the Amount and Payment requests, or otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

VIII.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Consolidated Action with prejudice; (iii) payment of the Amount and Payment requests as approved by the Court; and (iv) expiration of the time to appeal from, or alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which may be inspected during business hours at the office of the Clerk of the Court, U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, Ohio 44113, and viewed on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html and Gas Natural at http://www.investor.egas.net.

For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Darnell D. Donahue, Client Relations, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT, GAS NATURAL, OR DEFENDANTS’ COUNSEL REGARDING THIS NOTICE.